Exhibit 10.6


                 WAIVER AND FIRST AMENDMENT TO CREDIT AGREEMENT


         This WAIVER AND FIRST AMENDMENT TO CREDIT AGREEMENT (this "Waiver and Amendment") is dated as of June 19, 1998 and entered into by and among ADVANCED COMMUNICATION SYSTEMS, INC., INTEGRATED SYSTEMS CONTROL, INC., RF MICROSYSTEMS, INC. and ADVANCED MANAGEMENT, INC. (the "Borrowers"), the banks and other financial institutions from time to time parties to the Credit Agreement (the "Lenders") and NATIONSBANK, N.A., as administrative agent for the Lenders (in such capacity, the "Agent").


WITNESSETH:


         WHEREAS, Advanced Communication Systems, Inc., Integrated Systems Control, Inc. and RF Microsystems, Inc. (together with any other Person that has become a borrower to the Credit Agreement as provided therein, collectively, the "Borrowers" and individually, each a "Borrower") are parties to the Credit Agreement dated as of February 17, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") by and among the Borrowers, the banks and other financial institutions thereto (the "Lenders") and the Agent;


         WHEREAS, as of the date of this Waiver and Amendment, duly authorized officers of the Borrowers have not yet executed and delivered all of the statements of assignment and/or notification with respect to acquired Government Contracts ("Direct Assignment Documentation") required to be so executed and delivered pursuant to subsection 7.9 of the Credit Agreement and subsection 7.4 of the Security Agreement and have requested that the Agent and the Lenders waive such non-compliance with such subsections;


         WHEREAS, the Borrowers have requested that the Agent and the Lenders revise certain financial condition covenants in the Credit Agreement;


         WHEREAS, the Borrowers have requested that the Agent and Lenders increase the aggregate Facility A Commitments by $5,000,000 to an aggregate amount of up to $20,000,000 and increase the aggregate Facility B Commitments by $5,000,000 to an aggregate amount of up to $25,000,000 such that the aggregate Commitments will be increased by $10,000,000 to an aggregate amount of up to $45,000,000;


         WHEREAS, upon the effectiveness of such increase, the aggregate Facility A Commitments will equal $20,000,000, the aggregate Facility B Commitments will equal $25,000,000 and the aggregate Commitments of the Lenders under the Credit Agreement will equal $45,000,000;


         NOW THEREFORE, in consideration of the premises and the agreements, provisions and covenants contained herein, the parties hereto agree as follows:


         SECTION 1. Waiver. Subject to the terms and conditions set forth herein, the Agent and the Lenders hereby waive any Default or Event of Default that may have arisen pursuant to subsection 7.9 of the Credit Agreement and subsection 7.4 of the Security Agreement as a result of the Borrowers' failure to timely deliver the Direct Assignment Documentation to the Agent, provided that such Direct Assignment Documentation, in form and substance satisfactory to the Agent, shall have been executed and delivered by duly authorized officers of each party thereto and copies thereof shall be delivered to the Agent on or before July 15, 1998.




         SECTION 2. Amendment to Loan Documents. The Credit Agreement and the other Loan Documents are, effective as of the date hereof, and subject to the satisfaction of the terms and conditions set forth herein, hereby amended as follows:




         1.1. Debt to EBITDA Ratio- Financial Condition Covenants. Paragraph (a) of subsection 8.1 of the Credit Agreement is hereby amended by (i) deleting the Ratio of "4.00" set forth opposite the Fiscal Period ended 12/31/98 and substituting therefor the new Ratio of "4.25", (ii) deleting the Ratio of "3.50" set forth opposite the Fiscal Period ended 12/30/99 and substituting therefor the new Ratio of "3.75" and (iii) deleting the Ratio of "3.00" set forth opposite the Fiscal Period ended thereafter and substituting therefor the new Ratio of "3.25".


         1.2. Minimum Net Worth Requirement - Financial Condition Covenants. Paragraph (c) of subsection 8.1 of the Credit Agreement is hereby amended by deleting the amount of "$17,000,000" and substituting therefor the amount of "41,000,000".


         1.3.     Commitments.


         (a) Schedule II to the Credit Agreement is hereby amended and restated in its entirety to read as set forth in Exhibit A hereto;

         (b) Each reference to "$15,000,000" contained in the Credit Agreement, each other Loan Document and each other related agreement, where such reference refers to the aggregate Facility A Commitments of the Lenders is hereby amended to read "$20,000,000" and shall be deemed to refer to the amended aggregate amount of the Facility A Commitment as described herein;


         (c) Each reference to "$20,000,000" contained in the Credit Agreement, each other Loan Document and each other related agreement, where such reference refers to the aggregate Facility B Commitments of the Lenders is hereby amended to read "$25,000,000" and shall be deemed to refer to the amended aggregate amount of the Facility B Commitments as described herein; and


         (d) Each reference to "$35,000,000" contained in the Credit Agreement, each other Loan Document and each other related agreement, where such reference refers to the aggregate Commitments of the Lenders is hereby amended to read "$45,000,000" and shall be deemed to refer to the amended aggregate amount of Commitments as described herein.


         1.4.     Amendments to Notes.


         (a) The Borrowers shall execute and deliver to the Agent, a new Facility A Note in the principal amount of $20,000,000 in the form attached hereto as Exhibit B-1 in replacement of the Amended and Restated Facility A Note, dated February 26, 1998; and


         (b) The Borrowers shall execute and deliver to the Agent, a new Facility B Note in the principal amount of $25,000,000 in the form attached hereto as Exhibit B-2 in replacement of the Amended and Restated Facility B Note, dated February 26, 1998 (together with the new Facility A Note, the "Replacement Notes").


         SECTION 3.   Borrowers Representations and Warranties.


                  To induce the Agent and the Lenders to enter into this Waiver and Amendment, the Borrowers hereby, jointly and severally, represent and warrant to the Agent and the Lenders that:




         1.5. Corporate Existence; Compliance with Law. Each of the Borrowers is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is in compliance with all Requirements of Law except to the extent that all failures to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.


         1.6. Disclosure. No information, schedule, exhibit or report or other document furnished by the Borrowers or any of their respective Subsidiaries to the Agent or the Lenders in connection with the negotiation of this Waiver and Amendment (or pursuant to the terms hereof or thereof), as such documentation has been amended, supplemented or otherwise superseded, contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein, in light of the circumstances when made, not materially misleading.


         1.7. Corporate Power; Authorization. (a) The execution, delivery and performance by the Borrowers of this Waiver and Amendment and the Loan Documents, as amended hereby, and the consummation of the transactions contemplated hereby, are within the Borrowers' corporate powers and have been duly authorized by all necessary corporate action on the part of the Borrowers.
(b) No consent or authorization of, or filing with, notice to or other act by, or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery and performance by the Borrowers of this Waiver and Amendment.


         1.8. Enforceability. This Waiver and Amendment and each of the Loan Documents, amended hereby, to which the Borrowers are parties, when executed and delivered hereunder, will constitute a legal, valid and binding obligation of the Borrowers enforceable against the Borrowers in accordance with its terms subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.


         1.9. No Legal Bar. The execution, delivery and performance by the Borrowers of this Waiver and Amendment and each of the Loan Documents, amended hereby, will not violate any Requirement of Law or Contractual Obligation of the Borrowers or any of their respective Subsidiaries and will not result in, or require the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any Requirement of Law or Contractual Obligation.


         1.10. Incorporation of Representations and Warranties from Credit Agreement. The representations and warranties contained in Section 6 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the date this Waiver and Amendment shall become effective and to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.


         SECTION 4.   Conditions to Effectiveness of this Waiver and Amendment.




         1.11. Execution; Authorization. This Waiver and Amendment shall become effective as of the date first written when, and only when, the Agent shall have received: (a) counterparts of this Waiver and Amendment executed by the Borrowers and the Lenders; (b) the Replacement Notes executed by the Borrowers and (c) written or telephonic notification by the aforementioned parties or their duly authorized representatives of such execution and delivery thereof.


         1.12. No Default. No Default or Event of Default shall have occurred and be continuing on the date of this Waiver and Amendment or after giving effect to the transactions contemplated by this Waiver and Amendment.


         1.13. Amendment Provisions of Credit Agreement. This Waiver and Amendment is subject to the provisions of subsection 11.1 of the Credit Agreement and similar provisions in the remaining Loan Documents.


         SECTION 5. Limitation of Waiver; Reference to and Effect on the Loan Documents


         1.14. Limitation. Without limiting the generality of the provisions of subsection 11.1 of the Credit Agreement, the waiver set forth in Section 1 of this Waiver and Amendment shall be limited precisely as written and is provided solely to address the matters described herein, and this waiver does not constitute, nor should be construed as a waiver of compliance by the Borrowers or any other Loan Party, with respect to (i) in any other instance, any term, provision or condition of subsection 7.9 of the Credit Agreement of subsection
7.4 of the Security Agreement or (ii) any other term, provision or condition to the Credit Agreement, the Security Agreement, Loan Document or any other instrument or agreement referred to therein.


         1.15. Reference. On and after the effective date of this Waiver and Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof", or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Waiver and Amendment.


         1.16. Full Force and Effect. The Credit Agreement and each of the other Loan Documents, as specifically amended by this Waiver and Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.


         1.17. No Waiver. The execution, delivery and effectiveness of this Waiver and Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power, or remedy of the Lender under any of the Loan Documents, nor constitute a waiver of any provision of the Loan Documents.


         SECTION 6.   General Terms.




         1.18. Recitals. The recitals provided for at the commencement of this Waiver and Amendment are hereby incorporated herein as if set forth in this
Section 5.


         1.19. Headings. Section and subsection headings in this Waiver and Amendment are included herein for convenience of reference only and shall not constitute a part of this Waiver and Amendment for any other purpose or be given any substantive effect.


         1.20. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Borrowers and the Additional Borrower and shall inure to the benefit of the Agent and its successors and assigns.


         1.21. Costs; Expenses. The Borrowers, jointly and severally, agree to pay or reimburse the Agent for all of their reasonable out-of-pocket costs and expenses incurred in connection with the preparation, execution of, and any amendment, supplement or modification to this Waiver and Amendment or any other documents prepared in connection herewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Agent in accordance with the terms of subsection 11.6 of the Credit Agreement.


         1.22. Joint and Several Liability. WHETHER OR NOT EXPRESSLY STATED HEREIN OR IN ANY OTHER LOAN DOCUMENT, ALL OBLIGATIONS OF THE BORROWERS (OR OF ANY BORROWER) HEREUNDER AND UNDER EACH OTHER LOAN DOCUMENT (WHETHER IN CONNECTION WITH LOANS, LETTERS OF CREDIT OR OTHER OBLIGATIONS) ARE JOINT AND SEVERAL OBLIGATIONS OF ALL BORROWERS.


         1.23. Maximum Amount of Joint and Several Liability. To the extent that applicable Law otherwise would render the full amount of the joint and several obligations of any Subsidiary of ACS Inc. hereunder and under the other Loan Documents invalid or unenforceable, such Subsidiary's obligations hereunder and under the Loan Documents shall be limited to the maximum amount which does not result in such invalidity or unenforceability, provided, however, that each Borrower's obligations hereunder and under the other Loan Documents shall be presumptively valid and enforceable to their fullest extent in accordance with the terms hereof or thereof, as if this subsection 6.6 were not a part of this Agreement.


         1.24. Governing Law. THIS WAIVER AND AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE COMMONWEALTH OF VIRGINIA WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.


         1.25. Counterparts. This Waiver and Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which when taken together shall constitute but one and the same agreement.


         1.26. Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to such terms in the Credit Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Waiver and Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.



                                         ADVANCED COMMUNICATION SYSTEMS, INC.
                                         INTEGRATED SYSTEMS CONTROL, INC.
                                         RF MICROSYSTEMS, INC.
                                         ADVANCED MANAGEMENT, INC.
                                         as Borrowers

                                         By: _______________________________
                                                    Dev Ganesan
                                              Chief Financial Officer


                                         NATIONSBANK, N.A.
                                         as Agent and as a Lender

                                         By: _________________________________
                                                  Jennifer Lathrop
                                               Assistant Vice President